EXHIBIT 28(j) 19 UNDER FORM N-1A

EXHIBIT 23 UNDER ITEM 601/REG. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 173 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports, dated September 23, 2015, on Federated Trust for U.S. Treasury Obligations, Federated Liberty U.S. Government Money Market Trust, Federated Money Market Management, Federated Automated Cash Management Trust, Federated Master Trust, Federated Capital Reserves Fund, Federated Government Reserves Fund and Federated Municipal Trust (eight of the portfolios constituting Money Market Obligations Trust) included in the Annual Shareholder Reports for the fiscal year ended July 31, 2015.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 23, 2015